EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         ENVIRONMENTAL MOTOR CORPORATION
                         -------------------------------


FIRST The name of this corporation shall be:

                         ENVIRONMENTAL MOTOR CORPORATION

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

               One Hundred (100) Shares with a Par Value of $.001.

FIFTH: The name and address of the incorporator is a s follows:

                           Thomas Di Guglielmo
                           Corporation Service Company
                           1013 Centre Road
                           Wilmington, DE 19805

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefits. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledge this certificate of incorporation this twenty second day of March, A.D., 2000.


                                             /s/ Thomas Di Guglielmo
                                             ----------------------------------
                                             Thomas Di Guglielmo
                                             Incorporator




                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                     FILED 09:00 A.M. 03/22/2000
                                                             001149311 - 3199942

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                        ENVIRONMENTAL MOTOR CORPORATION
--------------------------------------------------------------------------------
A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

FIRST:That at a meeting of the Board of Directors of ENVIRONMENTAL MOTOR CORPORATION resolutions were dully adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be, and its hereby is, amended by changing the article thereof numbered "FIRST" to read as follows: "The name of this corporation shall be ALTERNATE ENERGY CORPORATION."

RESOLVED, that the Certificate of Incorporation of the Corporation be, and its hereby is, amended by changing the article thereof numbered "SECOND" to read as follows: "Its registered office in the State of Delaware is to be located at 3511 Silverside Road, Suite 105, in the City of Wilmington, County of New Castle. The Registered Agent in charge thereof is YACHT REGISTRY, LTD., 3511 Silverside Road, Suite 105, Wilmington, Delaware USA 19810."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said ENVIRONMENTAL MOTOR CORPORATION has caused this certificate to be signed by KEN ANDRUSKI its President, and SEAN FROATS, its Secretary this 3RD day of JULY, 2001.


                                             BY: /s/ Ken Andruski
                                                 -------------------------------
                                                 PRESIDENT KEN ANDRUSKI


                                             ATTEST: /s/ Sean Froats
                                                     ---------------------------
                                                     SECRETARY SEAN FROATS




                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/05/2001
                                                             010324068 - 3199942

                                                               FILED # C22402-02
                                                                  SEP 09 2002
                                                                 THE OFFICE OF
                                                                  DEAN MILLER
                                                              SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                          ALTERNATE ENERGY CORPORATION


                                       I

         The name of this corporation is ALTERNATE ENERGY CORPORATION

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be duly organized under the General Corporation Law of Nevada.

                                       III

         The name and address in the State of Nevada of this corporation's initial agent for service of process is:

                         Paracorp Incorporated
                         318 N. Carson Street, Suite 208
                         Carson City, Nevada 89701

                                       IV

         The corporation is authorized to issue two classes of shares. One class of shares shall be designated as common stock, par value $.001, and the total number of common shares which this corporation is authorized to issue is 300,000,000. The other class of shares shall be designated as preferred stock, par value $.001, and the total number of preferred shares which this corporation is authorized to issue is 5,000,000. The holders of the preferred stock shall have such rights, preferences and privileges as may be determined by the corporation's Board of Directors prior to the issuance of such shares. The preferred stock may be issued in such series as are designated by this corporation's Board of Directors, and the Board of Directors may fix the number of authorized shares of preferred stock for each series, and the rights, preferences and privileges of each series of preferred stock.

                                        V

         The governing board of the corporation is TWO directors. The number of directors may be changed by the board. The directors' names and addresses are as follows:


                         Blaine Froats
                         3325 North Service Road, Unit 105
                         Burlington, Ontario, Canada L7N 3G2

                         Sean Froats
                         3325 North Service Road, Unit 105
                         Burlington, Ontario, Canada L7N 3G2

                                       VI

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

                                       VII

The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

                                      VIII

The name and address of the incorporator is as follows:

                           Blaine Froats
                           3325 North Service Road, Unit 105
                           Burlington, Onatario, Canada L7N 3G2

Dated: September 3, 2002

                                /s/ Blaine Froats
                                -----------------------------
                                Blaine Froats

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                /s/ Blaine Froats
                                -----------------------------
                                Blain Froats


           CERTIFICATE OF ACCPTANCE OF APPOINTMENT OF RESIDENT AGRENT:

I, Paracorp Incorporated, hereby accept appointment as Resident Agent for the above named corporation.


Dated: September 3, 2002

                                /s/ Paracorp
                                -----------------------------
                                (Signature of Resident Agent)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                          ALTERNATE ENERGY CORPORATION
--------------------------------------------------------------------------------
A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of ALTERNATE ENERGY CORPORATION resolutions were dully adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the corporation be, and its hereby is, amended by changing the article thereof numbered "FOURTH" to read as follows:

"THE AMOUNT OF THE TOTAL AUTHORIZED CAPITAL STOCK OF THS CORPORATION SHALL BE ONE HUNDRED FIFTY THOUSAND AND NO/100 ($150,000) DOLLARS DIVIDED INTO 1500,000,000 SHARES WITH A PAR VALUE OF $0.001 DOLLARS EACH. "

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said ALTERNATE ENERGY CORPORATION has caused this certificate to be signed by BLAINE FROATS its President, and SEAN FROATS , its Secretary this 30th day of OCTOBER, 2001.


                                             BY: /S/ Blaine Froats
                                                 -------------------------------
                                                 PRESIDENT BLAINE FROATS


                                             ATTEST: /S/ SEAN FROATS
                                                     ---------------------------
                                                     SECRETARY SEAN FROATS




                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/31/2001
                                                             010548071 - 3199942